Exhibit 99.1

FOR FURTHER INFORMATION
AT THE COMPANY:	AT FINANCIAL RELATIONS BOARD:
Frank Straub	Leslie Loyet
Chief Financial Officer	(312) 640-6672
(773) 380-6636

FOR IMMEDIATE RELEASE MARCH 11, 2009
DEERFIELD CAPITAL CORP. ADOPTS STOCKHOLDER RIGHTS PLAN
DESIGNED TO PRESERVE TAX BENEFIT OF
NET CAPITAL LOSSES AND NET OPERATING LOSSES
          CHICAGO March 11, 2009 — DEERFIELD CAPITAL CORP. (NYSE ALTERNEXT: DFR) announced today that its Board of Directors has adopted a Stockholder Rights Plan designed to preserve stockholder value and the value of certain tax assets associated with previously accumulated net capital losses (“NCLs”) and net operating losses (“NOLs”). The Stockholder Rights Plan is designed to dissuade investors from aggregating ownership in Deerfield Capital Corp. (the “Company”) and triggering an “ownership change” for purposes of Sections 382 and 383 of the Internal Revenue Code of 1986, as amended. In the event the Company’s stockholders adopt and approve an amendment to the Company’s charter providing for restrictions on certain acquisitions and dispositions of the Company’s securities in order to preserve the benefit of the Company’s NCLs, NOLs or other tax attributes, the Stockholder Rights Plan will automatically expire in accordance with its terms.
          The Company’s ability to use its NCLs and NOLs would be significantly limited if there was such an “ownership change.” An ownership change would occur, generally, if stockholders owning (or deemed to own) 5% or more of the Company’s stock increase their collective ownership of the aggregate amount of outstanding shares of the Company by more than 50 percentage points over a defined period of time. The Stockholder Rights Plan was adopted to reduce the likelihood of an “ownership change” occurring.
          “A stockholder rights plan protects the interests of all stockholders by reducing the likelihood that our Company will lose the tax benefits associated with accumulated net capital losses and net operating losses,” said Jonathan Trutter, Chief Executive Officer of the Company. “The stockholder rights plan is not intended for defensive or anti-takeover purposes and we believe its implementation is in the best interests of all stockholders. We further believe that providing for the expiration of the rights plan upon the adoption of a charter amendment intended to preserve NCLs, NOLs or other tax attributes is in the best interest of our stockholders.”
          Under the Stockholder Rights Plan, rights to purchase one one-thousandth (1/1000th) of a share of a new Series A Junior Participating Preferred Stock of the Company (“Rights”) at a price of $16.00 per one one-thousandth of a Preferred Share will be distributed as a dividend at the rate of one Right for each share of the Company’s Common Stock held of record on March 11, 2009. The Rights are not exercisable until a Distribution Date (as defined in the Rights Agreement and triggered only if certain events occur), are not detachable from the Company’s Common Stock and do not give any immediate value to stockholders. No certificates representing the Rights will be issued at this time.
          Ten business days (or such later time) after any person or group acquires (with certain exceptions, the “Acquiring Person”) 4.9% or more of the Company’s outstanding Common Stock (which includes for this purpose stock referenced in derivative transactions and securities) or commences or announces a tender offer for 4.9% or more of the Company’s outstanding Common Stock, the Rights will become exercisable upon an affirmative determination by the Board. Thereafter, the Rights will trade separately from the Company’s Common Stock and have separate certificates. Existing stockholders who currently own 4.9% or more of the Company’s Common Stock will only become an Acquiring Person if they purchase additional shares of the Company’s Common Stock. In addition to other exceptions, a person shall not become an Acquiring Person if such person acquired the shares of Common Stock, directly or indirectly, pursuant to, or upon the exercise or transfer of, a warrant or the underlying shares of Common Stock where the warrant was issued by the Company upon approval by the Board of Directors.
          Under certain circumstances, the Rights will be modified so that each Right not owned by the Acquiring Person would become exercisable for the number of shares of the Company’s Common Stock that at the time have a market value of two times the $16.00 exercise price of the Right. Shares of Preferred Stock purchasable upon exercise of the Rights are, subject to the rights of any senior Preferred Stock, entitled to dividend, liquidation and voting rights 1,000 times those afforded one share of common stock. Accordingly, the value of the one one-thousandth of a share of Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock.
          If there is no charter amendment as described above and the expiration of the Stockholder Rights Plan is not otherwise accelerated, the Rights will expire on March 10, 2019 and may be redeemed by the Company for one-tenth of one cent ($.001) per Right under certain circumstances. At any time prior to the time an Acquiring Person becomes such, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.001 per Right. Under certain circumstances, the Board of Directors may also redeem each Right for one share of the Company’s Common Stock. Until a Right is exercised or exchanged, the holder thereof will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.
About the Company
          Deerfield Capital Corp., through its subsidiary, Deerfield Capital Management LLC, manages client assets, including bank loans and other corporate debt, residential mortgage backed securities (“RMBS”), government securities and asset-backed securities. In addition, Deerfield Capital Corp. has a principal investing portfolio comprised of fixed income investments, including bank loans and other corporate debt and RMBS.
NOTES TO PRESS RELEASE
          Certain statements in this press release are forward-looking as defined by the Private Securities Litigation Reform Act of 1995. These include statements regarding future results or expectations. Forward-looking statements can be identified by forward looking language, including words such as “believes,” “anticipates,” “expects,” “estimates,” “intends,” “may,” “plans,” “projects,” “will” and similar expressions, or the negative of these words. Such forward-looking statements are based on facts and conditions as they exist at the time such statements are made. Forward-looking statements are also based on predictions as to future facts and conditions, the accurate prediction of which may be difficult and involve the assessment of events beyond the control of Deerfield Capital Corp. and its subsidiaries (“DFR”). Forward-looking statements are further based on various operating assumptions. Caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, actual results may differ materially from expectations or projections. DFR does not undertake any obligation to update any forward-looking statement, whether written or oral, relating to matters discussed in this press release, except as may be required by applicable securities laws.
          Various factors could cause DFR’s actual results and stated outcomes to differ materially from those described in any forward-looking statements. These factors include, but are not limited to, the inability of the Stockholder Rights Plan to dissuade an investor from effecting an “ownership change” by either increasing or reducing their ownership of shares of DFR’s common stock; the potential loss of DFR’s NOLs and NCLs notwithstanding the implementation of the Stockholder’s Rights Plan; the potential negative impact a Stockholder’s Rights Plan could have on takeover efforts that would otherwise be beneficial to stockholders; DFR’s ability to forecast its tax attributes, which are based upon various facts and assumptions; DFR’s ability to protect and use its NOLs and NCLs to offset taxable income; and DFR’s ability to generate taxable income in the future.
     These and other factors that could cause DFR’s actual results to differ materially from those described in the forward-looking statements are set forth in DFR’s annual report on Form 10-K, as amended, for the year ended December 31, 2007, DFR’s quarterly reports on Form 10-Q for the quarters ended September 30, June 30 and March 31, 2008 and DFR’s other public filings with the SEC and public statements. Readers of this press release are cautioned to consider these risks and uncertainties and not to place undue reliance on any forward-looking statements.